As filed with the Securities and Exchange Commission on April 1, 1999.

                                         Registration No. 333-




                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C.  20549
                                        __________

                                         FORM S-8

                                 REGISTRATION STATEMENT
                                          under
                               THE SECURITIES ACT OF 1933
                                        __________

                                       BNCCORP, INC.
                    (Exact name of Registrant as specified in its charter)

DELAWARE                                               45-0402816
(State or other jurisdiction                           (I.R.S. Employer
of incorporation)                                      Identification Number)

                                       322 EAST MAIN
                               BISMARCK, NORTH DAKOTA 58501
                             (Address, including zip code, of
                         Registrant's principal executive offices)

                BNCCORP, INC. 1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                                 (Full title of the Plan)

                                        __________

                                   GREGORY K. CLEVELAND
                           PRESIDENT AND CHIEF OPERATING OFFICER
                                       BNCCORP, INC.
                                       322 EAST MAIN
                               BISMARCK, NORTH DAKOTA 58501
                                      (701) 250-3040
                 (Name, address, including zip code, and telephone number,
                        including area code, of agent for service)

                                         Copy to:

                                 WILLIAM B. MASTERS, ESQ.
               JONES, WALKER, WAECHTER, POITEVENT, CARRERE & DENEGRE, L.L.P.
                                  201 ST. CHARLES AVENUE
                             NEW ORLEANS, LOUISIANA 70170-5100

                              CALCULATION OF REGISTRATION FEE

                                          Amount              Proposed Maximum        Proposed Maximum        Amount of
Title of Securities                       to be               Offering Price          Aggregate               Registration
to be Registered                          Registered{(1)}     Per Share               Offering Price          Fee
Common Stock                              2,600               $ 17.75{(2)}            $  46,150{(2)}          $ 12.83
($.01 par value per share)                37,400              $ 8.63{(3)}             $ 322,762{(3)}          $ 89.73

Total                                     40,000                                      $ 368,912               $ 103.00

(1) Upon a stock split, stock dividend or similar transaction in the future and during the effectiveness of this Registration Statement involving Common Stock of the Company, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.
(2) Computed in accordance with Rule 457, based upon the price at which currently outstanding options are exercisable.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, based on the average of the high and low price per share of the Common Stock on the Nasdaq Stock Market on March 30, 1999.

                              PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by BNCCORP, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1998 filed pursuant to Section 13 of the 1934 Act; and

     (b)  The description of the Common Stock incorporated by reference  in
Item 1 of the Company's Registration Statement on Form 8-A dated June 21, 1995 from page 50 of the Company's Registration Statement on Form SB-2, Registration No. 33-92368 under the heading "Description of Capital Stock."

     All reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify its directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, Section 9 of the Company's By-laws requires the Company to indemnify its officers and directors against expenses and liabilities incurred in connection with defending actions brought against them for negligence or misconduct in their official capacities.

     In addition, each of the Company's directors has entered into an indemnity agreement that provides that the Company will indemnify the directors against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving a director by reason of his position as a director; provided that the director meets certain standards of conduct for claims that (i) have been successfully defended, or (ii) two impartial directors have determined that, with respect to the conduct giving rise to such claim, the director acted in good faith. No indemnification may be made, however, for claims in which the director has been adjudicated in a final judgment to be liable to the Company, except to the extent that the court finds indemnification to be proper. The Company has purchased insurance permitted by the Delaware General Corporation Law on behalf of directors and officers, which cover liabilities under the Securities Act of 1933.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS.

     5 Opinion of Counsel of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P.

     23.1 Consent of Arthur Andersen LLP.

     23.2 Consent of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. (included in Exhibit 5).
__________

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bismarck, State of North Dakota, on April 1, 1999.

                                                  BNCCORP, INC.

                                                  /S/ TRACY J. SCOTT
                                                  Tracy J. Scott
                                                  Chairman of the Board
                                                  and Chief Executive Officer


                               POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tracy J. Scott and Gregory K. Cleveland, or either one of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

       THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        SIGNATURE                       TITLE                         DATE


 /S/ TRACY J. SCOTT            Director, Chairman of the        April 1, 1999
     Tracy J. Scott       Board and Chief Executive Officer
                            (Principal Executive Officer)

 /S/ GREGORY K. CLEVELAND      Director, President and Chief    April 1, 1999
     Gregory K. Cleveland      Operating Officer (Principal
                             Financial and Accounting Officer)

 /S/ BRAD J. SCOTT                    Director                  April 1, 1999
     Brad J. Scott


 /S/ JOHN A. MALMBERG                 Director                  April 1, 1999
     John A. Malmberg


 /S/ JOHN A. HIPP, M.D.               Director                  April 1, 1999
     John A. Hipp, M.D.


 /S/ RICHARD M. JOHNSEN, JR.          Director                  April 1, 1999
     Richard M. Johnsen, Jr.


 /S/ THOMAS J. RESCH                  Director                  April 1, 1999
     Thomas J. Resch


 /S/ JOHN M. SHAFFER                  Director                  April 1, 1999
     John M. Shaffer


 /S/ JERRY R. WOODCOX                 Director                  April 1, 1999
     Jerry R. Woodcox



                                S-1